UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2008

_________________________

ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At its December 5, 2008 meeting, the Company’s Board of Directors amended the Company’s By-Laws, effective that date. These amendments primarily (i) add advance notice requirements for shareholder proposals; (ii) enhance advance notice requirements for shareholder nominations of directors; (iii) permit the Company to have more than one vice chairman; and (iv) clarify certain aspects of the indemnification of, and advancement of expenses to, directors, officers and employees of the Company. The above description of the amendments is not complete and is qualified in its entirety by reference to the Company’s By-Laws, as amended, a copy of which is filed herewith as Exhibits 3(b)i and 3(b)ii.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Exhibit Description
	3(b)i	By-Laws of Illinois Tool Works Inc., marked as amended.

	3(b)ii	By-Laws of Illinois Tool Works Inc., as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: December 11, 2008	By: /s/ James H. Wooten, Jr.
James H. Wooten, Jr.
Senior Vice President, General Counsel & Secretary